UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THIRD COAST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	46-2135597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20202 Highway 59 North, Suite 190
Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $1.00 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260291

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $1.00 per share (the “Common Stock”), of Third Coast Bancshares, Inc., a Texas corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-260291), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 15, 2021, as subsequently amended (the “Registration Statement”), which description is incorporated herein by reference. The description of the Common Stock set forth under the caption “Description of Capital Stock” included in any form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act shall also be deemed to be incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THIRD COAST BANCSHARES, INC.

By:	/s/ Bart O. Caraway
	Name:	Bart O. Caraway
	Title:	Chairman, President and
Chief Executive Officer

Date: November 5, 2021

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